UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-A
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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF
THE SECURITIES EXCHANGE ACT OF 1934

Kinetik Holdings Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	81-4675947 (I.R.S. Employer Identification Number)

2700 Post Oak Blvd., Suite 300 Houston, Texas (Address of principal executive office)	77056 (Zip Code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.0001 per share	NYSE Texas, Inc.
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If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.
(c) or (e), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.
(d) or (e), check the following box. ☐
If this form relates to the registration of a class of securities concurrently with a Registration A offering, check the following box. ☐
Securities Act registration statement or Regulation A offering statement file number to which this form relates:
none
Securities to be registered pursuant to Section 12(g) of the Act:
none

EXPLANATORY NOTE

This Registration Statement on Form 8-A (this “Form 8-A”) is being filed by Kinetik Holdings Inc., a Delaware corporation (the “Corporation”), with the Securities and Exchange Commission (the “SEC”) in connection with the dual listing of its Class A common stock, par value $0.0001 per share (the “Common Stock”), with NYSE Texas, Inc. (the “NYSE Texas”) under the trading symbol “KNTK.” The Common Stock is currently listed on the New York Stock Exchange under the symbol “KNTK.”

Item 1. Description of Registrant’s Securities to be Registered.
The description of the Common Stock, as may be amended from time to time, contained in Exhibit 4.1 of the Corporation’s most recent Annual Report on Form 10-K, as filed with the SEC on March 3, 2025, to which this Form 8-A relates, is incorporated herein by reference.

We expect the listing and trading of the Common Stock on the NYSE Texas to commence on July 18, 2025 under the symbol “KNTK.”

Item 2. Exhibits.
Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on the NYSE Texas, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE
Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Kinetik Holdings Inc.

Dated:	7/17/2025	By:	/s/ Lindsay Ellis
Lindsay Ellis
General Counsel, Secretary and Chief Compliance Officer